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                                                                     Exhibit 3.1

                                 ORBIT/FR, INC.


                              Amended and Restated
                          Certificate of Incorporation


     ORBIT/FR, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

     FIRST: The present name of the Corporation is "ORBIT/FR, Inc.," which is the name under which the Corporation was originally incorporated. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 16, 1996.

     SECOND: This Amended and Restated Certificate of Incorporation (this "Certificate") amends and restates in its entirety the present Certificate of Incorporation of the Corporation. This Certificate has been duly adopted and approved by the board of directors of the Corporation and the sole stockholder of the Corporation in accordance with the provisions of Section 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

     THIRD: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

     FOURTH: Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth in Exhibit "A" hereto.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this ___ day of __________, 1997.


                                        ORBIT/FR, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

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                                  Exhibit "A"
                                  -----------


                                 ORBIT/FR, INC.

                              Amended and Restated
                          Certificate of Incorporation


     FIRST:    The name of the Corporation is ORBIT/FR, Inc.

     SECOND:   The address of its registered office in the state of Delaware is
1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of the registered agent at such address is Corporation Service Company.

     THIRD:    The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 12,000,000 shares, consisting of 2,000,000 shares of Preferred Stock, par value $0.01 per share, as more fully described in Section A below (the "Preferred Stock"), and 10,000,000 shares of Common Stock, par value $0.01 per share, as more fully described in Section B below (the "Common Stock").

          A.   Preferred Stock.  The shares of Preferred Stock may be divided
               ---------------
and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividend thereon (if any) shall accrue or be cumulative (or both). The designations, preferences and relative, participating, optional or other special rights (if any) and the qualifications, limitations or restrictions thereof (if any), of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions and (if any), of the Preferred Stock and each series thereof which may be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

               (1) The voting rights and power (if any) of the Preferred Stock and each series thereof;

               (2) The rates and times at which, and the terms and conditions on which, dividends (if any) on the Preferred Stock, and each series thereof, will be paid and any dividend preferences or rights of cumulation;

               (3) The rights (if any) of holders of the Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

               (4) The redemption rights (if any) of the Corporation and of the holders of the Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, the Preferred Stock, and each series thereof, may be redeemed; and

               (5) The rights and preferences (if any) of the holders of the Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          B.   Common Stock.  All shares of Common Stock shall be identical and
               ------------
shall entitle the holders thereof to the same rights and privileges.

               (1)  Dividends.  When and as if dividends are declared upon the
                    ---------
Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

               (2)  Voting Rights.  Each holder of Common Stock shall be
                    -------------
entitled to one vote per share.

               (3)  Liquidation.  In the event of any liquidation, dissolution
                    -----------
or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of the Preferred Stock of the full amounts to which they shall be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably according to the number of shares of the Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

               (4)  Redemption.  Shares of Common Stock are not redeemable.
                    ----------

          C.   Other Provisions.  No holder of any of the shares of any class or
               ----------------
series of stock or options, warrants or other rights to purchase shares of any class of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether any such person, firms, corporations or associations are

                                      -2-
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holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     FIFTH:    The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders. Election of directors need not be by written ballot.

     SIXTH:    The Board of Directors of the Corporation shall have the right to adopt, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any Bylaw made by the Board of Directors.

     SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     EIGHTH:   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to an acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation this __day of ________, 1997.

                                        ORBIT/FR, INC.


                                        By:
                                            ---------------------------
                                            Name:
                                            Title:

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